UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2017

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 17, 2017, Consumer Portfolio Services, Inc. ("CPS" or the "Company") and its subsidiary Page Six Funding LLC renewed and amended their existing revolving credit agreement (as renewed and amended, the "Credit Agreement") and related agreements with an affiliate (the “Lender”) of Fortress Credit Co LLC, and with others. Loans under the Credit Agreement are secured by automobile receivables that CPS now holds or may purchase in the future from dealers.

Under the Credit Agreement, and subject to its terms and conditions, the Lender has agreed to lend from time to time through April 17, 2019 up to a maximum of $100 million. At the conclusion of the two-year revolving period, outstanding loans will be due in full, or, at the election of the borrower, the loans would amortize for an additional two years, and then become due in full. Loans under the Credit Agreement bear interest during the revolving period at a floating rate equal to one-month LIBOR plus 5.50%, but in all events no less than 6.50% per year, and during the amortization period (if any) at a floating rate equal to one-month LIBOR plus 6.50%, but in all events no less than 7.50% per year.  The loans are subject to acceleration upon the occurrence of certain defined events of default. In connection with the renewal of the Credit Agreement, CPS paid a closing fee of $1,000,000 to the Lender.

CPS disclaims any implication that the agreements described in this report are other than agreements entered into in the ordinary course of CPS's business.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 19, 2017, the registrant announced its earnings for the quarter ended March 31, 2017.  A copy of the announcement is attached as an exhibit to this report.

As disclosed in the announcement, the registrant will host a conference call on Thursday, April 20, 2017, at 1:00 p.m. ET to discuss its results of operation and financial condition. Those wishing to participate by telephone may dial-in at 877 312-5502 or 253 237-1131 approximately 10 minutes prior to the scheduled time. The conference identification number is 8553937.

A replay of the conference call will be available between April 20, 2017 and April 27, 2017, beginning two hours after conclusion of the call, by dialing 855 859-2056 or 404 537-3406, with conference identification number 8553937. A broadcast of the conference call will also be available live and for 90 days after the call via the Company’s web site at www.consumerportfolio.com.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in response to item 1.01 is incorporated herein by reference.

CPS has incurred indebtedness under the original Credit Agreement, prior to the amendment reported hereby, from time to time from April 2015 to the present. As of the date of this report, the principal amount owed under the amended Credit Agreement was approximately $83.9 million. CPS intends to incur indebtedness under the Credit Agreement from time to time as it purchases motor vehicle receivables from dealers and to repay such indebtedness in connection with securitization transactions that provide permanent financing for the underlying automobile receivables. CPS does not undertake to provide updates regarding the amount of indebtedness outstanding from time to time, and no inference should be drawn that such indebtedness has not changed.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Two exhibits are included in this report:

99.1	News release re April 17, 2017, transaction.
99.2	News release re earnings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: April 19, 2017	By: /s/ JEFFREY P. FRITZ
Jeffrey P. Fritz Executive Vice President and Chief Financial Officer Signing on behalf of the registrant

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